Exhibit 23.4

Consent of Nominee for Director

of Scorpio Bulkers Inc

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-4 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Scorpio Tankers Inc.

/s/ Roberto Giorgi
Name: Roberto Giorgi
Date: November 8, 2013